Exhibit 7.1

                             Joint Filing Agreement

         The undersigned hereby agree that Amendment No. 2 to the Statement on
Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of us.

Date:    January 5, 1998

                                   Gold & Appel Transfer, S.A., a British Virgin Islands corporation



                                   By       /s/ Walt Anderson
                                            ------------------------------------
                                            Walt Anderson, Attorney-in-Fact for
                                            Gold & Appel Transfer, S.A.


                                   /s/ Walt Anderson
                                   ---------------------------------------------
                                   Walt Anderson